UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2020
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia 4000 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Coronado Global Resources Inc. (the “Company”) held its 2020 Annual General Meeting of Stockholders (the “Annual General Meeting”) virtually on June 24, 2020 (June 25, 2020 in Australia).

As of May 8, 2020, the record date for the Annual General Meeting, there were 96,651,692 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and 1 share of our preferred stock Series A, par value $0.01 per share (“Series A Share”), outstanding and entitled to vote at the meeting. The holders of 83,087,276 shares of Common Stock (including holders of our CHESS Depositary Interests, the “Common Stockholders”), and the holder of our Series A Share (“Series A Holder”), were present in person or represented by proxy at the Annual General Meeting.

Summarized below are descriptions of the matters voted on at the Annual General Meeting and the final results of such voting:

Proposals 1 and 2 – Election of Directors. The Company’s stockholders elected each of the following seven directors to serve until the Company’s 2021 Annual General Meeting of Stockholders or until a successor is duly elected and qualified. The voting for the directors at the Annual General Meeting was as follows:

Elected by the Series A Holder, voting as a separate class:

Name	Votes For	Votes Withheld
Laura Tyson	1	-
Sir Michael Davis	1	-

Elected by the Common Stockholders, voting as a separate class:

Name	Votes For	Votes Withheld
William (Bill) Koeck	82,772,709	314,567
Garold Spindler	82,969,513	117,763
Philip Christensen	82,920,438	166,838
Greg Pritchard	82,846,742	240,534
Ernie Thrasher	79,490,913	3,596,363

There were no broker non-votes with respect to proposals 1 and 2.

Proposal 3 – Advisory Vote on Named Executive Officers’ Compensation. The Common Stockholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated May 15, 2020. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
79,614,966	3,466,687	5,623

There were no broker non-votes with respect to proposal 3.

Proposal 4 – Advisory Vote on the Frequency of Stockholder Votes on Executive Officer Compensation. The Common Stockholders voted upon and approved “Every Year”, by nonbinding, advisory vote, for the frequency of future advisory votes on the compensation of our named executive officers. The votes on this proposal were as follows:

Every Year	Every Two Years	Every Three Years	Abstentions
83,061,833	8,659	13,527	3,257

There were no broker non-votes with respect to proposal 4. Consistent with the recommendation of stockholders, the Company has determined that it will hold future advisory votes on named executive officer compensation on an annual basis until the next stockholder vote on the frequency of future advisory votes on named executive officer compensation.

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2020. The Common Stockholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending December 31, 2020. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions
83,079,957	3,996	3,323

There were no broker non-votes with respect to proposal 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Richard Rose
Name:	Richard Rose
Title:	Vice President, Chief Legal Officer and Secretary

Date:	June 25, 2020